EXHIBIT 10.6

SECOND AMENDMENT

THIS SECOND AMENDMENT, dated as of February 28, 2003 (this “Amendment”), is by and among Bank of America, N.A., a national banking association (“Bank” or “Grantor”); Capital Lease Funding, LLC, a Delaware limited liability company that is the successor-in-interest to Capital Lease Funding, L.P. (“CLF” or “Buyer”); and CLFC HPII Inc., a Delaware corporation (“CLFC”).

RECITALS

A. The parties to this Amendment are parties to that certain Purchase and Sale Agreement, dated as of January 31, 2000, as amended by that certain Amendment, dated as of April 30, 2002, by and among the parties hereto (as previously amended or modified from time to time, the “P&S Agreement”). Capitalized terms used but not defined herein have the meanings assigned in the P&S Agreement.

B. Certain of the parties hereto and Capital Lease Funding, L.P. are party to (i) that certain Call Option Agreement, dated as of January 31, 2000, and as amended as of April 30, 2002 (as previously amended or modified from time to time, the “Option Agreement”), (ii) that certain Security Agreement dated as of January 31, 2000, and as amended as of April 30, 2002 (as previously amended or modified from time to time, the “Security Agreement”), and (iii) that certain Loan Contribution Agreement dated as of January 31, 2000, and as amended as of April 30, 2002 (as previously amended or modified from time to time, the “LC Agreement”).

C. The parties hereto and CLF Holdings, Inc. are parties to that certain Assignment, Assumption and Consent Agreement dated as of November 15, 2001 (the “Consent Agreement”), pursuant to which (i) CLF succeeded to the rights and interests of Capital Lease Funding, L.P. under the P&S Agreement, the Option Agreement and other related agreements, instruments and documents and (ii) the P&S Agreement was amended.

D. CLF has asked that the Bank amend certain provisions of the P&S Agreement and the Option Agreement and the Bank has agreed to do so, subject to the terms and conditions set forth herein.

AMENDMENT

NOW, THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Amendment of Purchase & Sale Agreement. The P&S Agreement is hereby amended as follows:

(a) Amendment of Section 1. Section 1 of the P&S Agreement is hereby amended by adding or by amending and restating, as appropriate, the following definitions:

“Termination Date” means March 1, 2004. Notwithstanding the foregoing, the Termination Date may be extended, at the request of CLF and at Bank’s reasonable discretion, to March 1, 2005 if the Ceiling Conditions are satisfied as of March 1, 2004.

(b) Amendment of Section 4. Section 4 of the P&S Agreement is hereby amended and restated as follows:

4. Termination of Facility. The Facility shall terminate on March 1, 2004 or upon termination pursuant to Section 20 of this Agreement; provided, however, that the Facility may be extended at the request of CLF and at Bank’s reasonable discretion to March 1, 2005 if the Ceiling Conditions are satisfied as of March 1, 2004.

2. Effect of Amendment. Except as expressly amended by the provisions of Section 1 above, none of the Option Agreement, the P&S Agreement, the Security Agreement or the LC Agreement is, nor shall any of the foregoing be deemed to be, modified or amended in any way by the execution and delivery of this Amendment or any other agreement, document or instrument executed in connection herewith. In no event shall the execution or delivery of this Amendment be deemed to be a novation of any obligation owed to Grantor by CLF or CLFC.

3. Representations and Warranties. (a) Each of the parties hereto represents and warrants that: (i) it has full power and authority, and has taken all action necessary to execute and deliver this Amendment, and all documents required to be executed and delivered by it hereunder, and to fulfill its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby; (ii) the making and performance by it of this Amendment, and all documents required to be executed by it hereunder, and to fulfill its obligations hereunder and thereunder, does not and will not violate any law or regulation of the jurisdiction under which it exists, any other law or regulation applicable to it or any other agreement to which it is a party or by which it is bound; (iii) this Amendment has been duly executed and delivered by it and constitutes its legal, valid and binding obligations, enforceable in accordance with the respective terms hereunder (except as enforceability may be limited or otherwise affected by applicable insolvency laws or equitable principles); (iv) it has no knowledge or notice of any fact or condition that limits or that may limit the validity or enforceability of this Amendment on equitable grounds; and (v) all approvals, authorizations or other actions by, or filings with, any governmental authority necessary for the validity or enforceability of its obligations under this Amendment, and all documents required to be executed and delivered by it hereunder have been obtained.

(b) CLF Representations and Warranties. CLF represents and warrants to Bank that CLF has: at least $1,000,000.00 cash on hand and maintains a minimum equity of at least $20,000,000.00 or eight percent (8%) of its assets, determined as if the sale of Purchased Mortgage Loans under the P & S Agreement were not a true sale under generally accepted accounting principles, whichever is greater; and has not taken any action, or failed to take any action, that resulted, or could have resulted, in Bank or CLF losing a valid, perfected first priority security interest in or lien on any mortgaged property or other collateral relating to any Purchased Mortgage Loan.

4. Conditions. This Amendment shall not be valid and binding against Bank unless each of the following conditions are satisfied:

(a) Conditions Precedent. This Amendment shall not be effective until each of the following conditions have been satisfied:

(i) CLF shall have delivered to the Bank any due and owing Option Premium Adjustment Amount; and

(ii) CLF shall have paid to the Bank an Amendment Fee of $100,000.

(b) Condition Subsequent. Prior to the effectiveness of this Amendment against Bank, notwithstanding Bank’s prior execution and delivery hereof, within ten (10) days after written demand, CLF shall reimburse Bank for its reasonable fees and expenses, including the fees and expenses of counsel, incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and any other documents, agreements or instruments that may be prepared, executed, delivered or filed in connection this Amendment.

5. Miscellaneous. The following provisions shall apply to this Amendment:

(a) Binding Effect and Benefit. This Amendment shall be binding upon, enforceable by, and inure to the benefit of, the parties hereto and their respective successors and assigns.

(b) Survival. The representations, warranties, covenants, agreements and indemnities contained herein shall survive the execution, delivery and performance of this Amendment and all documents to be executed in connection herewith.

(c) Complete Agreement; Amendments. This Amendment constitutes the full and final agreement among the parties hereto with respect to the matters set forth herein; there are no prior or contemporaneous agreements with respect to the subject matter hereof that shall survive execution and delivery of this Amendment. Any amendments to, or waivers of, this Amendment shall be in writing and signed by each of the parties hereto.

(d) Choice of Law; Jurisdiction and Venue. This Amendment shall be interpreted under the laws of the State of North Carolina, without giving effect to the choice-of-law provisions thereof. Any action or proceeding relating in any manner to this Amendment or the Call Option shall be heard by a court sitting in Mecklenburg County, North Carolina. The parties acknowledge that this Amendment, and the rights and obligations hereunder, bear a substantial relationship to the State of North Carolina.

(e) Counterparts: Delivery by Telecopy. This Amendment may be executed in one or more counterparts, each of which shall constitute an executed original hereof and which together shall constitute but one and the same instrument. Any party hereto may deliver an executed counterpart of this Amendment by telecopy, which telecopy, when so received, shall be fully enforceable against the party delivering the executed original by telecopy and fully admissible in any action or proceeding to the same extent as if it were the original executed instrument. Without limiting the foregoing, any party delivering an executed original of this Amendment by telecopy shall promptly deliver an executed original hereof to the other parties, without further notice or demand.

(f) Hereof, Herein. Words used in this Amendment such as “hereof,” “herein,” “herewith” and “hereto” indicate reference to this Amendment as a whole, and not to any particular section or clause of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

BANK OF AMERICA, N.A.

By:	/S/ ROBERT HOWLETT

Name:	Robert Howlett
Title:	Vice President

CAPITAL LEASE FUNDING, LLC,

By:	/S/ PAUL MCDOWELL

Name:	Paul McDowell
Title:	Chief Executive Officer

CLFC HPII INC.

By:	/S/ ROBERT A. PERRO

Name:	Robert A. Perro
Title:	Vice President